UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2010

DRAGON PHARMACEUTICAL INC.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation)	0-27937 (Commission File Number)	65-0142474 (IRS Employer Identification No.)

650 West Georgia Street, Suite 310 Vancouver, British Columbia (Address of Principal Executive Offices)	V6B 4N9 (Zip Code)

(604) 669-8817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 26,  2010,  Dragon Pharmaceutical  Inc., a Florida corporation (the "Company," "we," "our," or "us"), entered into an agreement and plan of merger with Chief Respect Limited, a Hong Kong corporation ("Parent"), Datong Investment Inc., a Florida corporation and a wholly owned subsidiary of Parent ("MergerSub"), and with respect to certain sections of the merger agreement only, Mr. Yanlin Han.  Parent and Merger Sub are affiliates of Mr. Han.

Pursuant to the merger agreement, with the exception of shares of the Company owned by Mr. Han which will remain issued and outstanding after the contemplated merger (“Mr. Han’s Shares”), the Parent agreed to acquire all of the issued and outstanding common stock of the Company in an all cash merger for $0.82 per share, representing approximately $34.1 million in equity value.  In addition, Parent will pay holders of stock options at the closing the difference between $0.82 per share and the exercise price for such stock option for aggregate amount of approximately $1.7 million.

The merger agreement provides that MergerSub will merge with and into the Company, with the Company continuing as the surviving corporation. As a result of the merger, the Company will become owed by Parent and Mr. Han and each outstanding share of the Company's common stock will be converted into the right to receive $0.82 in cash, without interest, other than (i) shares held by any shareholders who are entitled to and who properly exercise appraisal rights under Florida law and (ii) shares held by Mr. Han.

We made customary representations and warranties and covenants in the merger agreement, including, among others (i) causing a meeting of our shareholders to be held to approve the merger and adopt the merger agreement, (ii) subject to certain exceptions, our board of directors recommending that our shareholders approve the merger and adopt the merger agreement, and (iii) covenants regarding operation of our business and the business of our subsidiaries prior to the closing.

The merger agreement contains a "no-shop" provision, which restricts our ability to solicit, discuss or negotiate competing proposals.  Parent has represented to the Company that it will have sufficient funds to pay the aggregate merger consideration and all related fees and expenses. In the event the Parent is unable to secure such funds, this will result in a breach of the merger agreement, entitling us to a termination fee of $400,000. As a good faith deposit, Parent agreed to deposit $3,000,000 in cash into a segregated account to be jointly controlled by us and Mr. Han and may be used as part of the payment for the merger consideration, of which $1,000,000 is to be deposited upon execution of the merger agreement, and $2,000,000 upon filing the definitive proxy statement with the Securities and Exchange Commission (the “SEC”).

We may terminate the merger agreement under certain specified circumstances, including if Mr. Han, Parent or MergerSub fails to perform any of their respective covenants or if we receive an acquisition proposal that our board of directors determines in good faith constitutes a superior proposal and that failure to terminate would be inconsistent with its fiduciary duties. If we terminate the merger agreement because we receive such an acquisition proposal, we must pay Parent a $1,000,000 termination fee.

If we terminate the merger agreement because Mr. Han, Parent or MergerSub breaches or fails to perform any of their respective representations or covenants, Mr. Han must pay us $400,000.

The foregoing summary of the merger agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the merger agreement, a copy of which is attached as an exhibit to this report and incorporated herein by reference. You are encouraged to read the merger agreement for a more complete understanding of the merger.

The merger agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or MergerSub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Additional Information and Where to Find It

This report may be deemed to be solicitation material in respect of the proposed merger discussed above. In connection with the proposed merger, we plan to file a proxy statement with SEC. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to our shareholders. Investors and shareholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by us with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and our other filings with the SEC may also be obtained from us. Free copies of our filings may be obtained by directing a request to Dragon Pharmaceutical, Inc., 650 West Georgia Street, Suite 310,Vancouver, British Columbia, Canada V6B 4N9 Attention: Maggie Deng, Secretary.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from our shareholders with respect to the proposed merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in our proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of our common stock as of May 19, 2009 is also set forth in our proxy statement for our 2009 annual meeting of shareholders, which was filed with the SEC on June 1, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger by and Among Dragon Pharmaceutical, Inc., Chief Respect Limited, Datong Investment, Inc. and Yanlin Han dated March 26, 2010.

99.1	Press release dated March 26, 2010, titled “Dragon Pharma To Be Acquired In Going Private Transaction For $0.82 Per Share In Cash”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  A number of the matters discussed in this report that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; approval of the merger by our shareholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10–K for the year ended December 31, 2008. This report speaks only as of its date, and we disclaim any duty to update the information herein.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGON PHARMACEUTICAL INC.,
a Florida Corporation

Dated: March 26, 2010	/s/ Maggie Deng
Maggie Deng
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and Among Dragon Pharmaceutical, Inc., Chief Respect Limited, Datong Investment, Inc. and Yanlin Han dated March 26, 2010.

99.1	Press release dated March 26, 2010, titled “Dragon Pharma To Be Acquired In Going Private Transaction For $0.82 Per Share In Cash”